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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-12
PHOENIX TECHNOLOGIES LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PHOENIX TECHNOLOGIES LTD.
411 East Plumeria Drive
San Jose, California 95134
(408) 570-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 5, 2002

    Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd., (the "Company" or "Phoenix") will be held at the Company's offices located at 411 East Plumeria Drive, San Jose, California 95134, on February 5, 2002, at 10:00 a.m., California time, to consider and act upon the following matters:

  1.
  To elect two Class 3 Directors to the Board of Directors of the Company;

  2.
  To approve an amendment to the Company's 1999 Stock Plan to increase the number of shares of the Company's common stock ("Common Stock") reserved for issuance thereunder by 1,800,000 shares;

  3.
  To approve an amendment to the Company's 1999 Director Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 90,000 shares;

  4.
  To approve the adoption of the Company's 2001 Employee Stock Purchase Plan and the reservation of 200,000 shares of Common Stock for issuance thereunder.

  5.
  To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year; and

  6.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on December 14, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for a period of ten days before the Annual Meeting.

    All stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope provided. You may revoke your proxy at any time prior to the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors
Linda V. Moore Secretary

December 20, 2001

PROXY STATEMENT

PHOENIX TECHNOLOGIES LTD.
411 East Plumeria Drive
San Jose, California 95134

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 5, 2002

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the "Company" or "Phoenix") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on February 5, 2002, at the Company's offices located at 411 East Plumeria Drive, San Jose, California, commencing at 10:00 a.m., California time, and at any adjournments thereof. All proxies are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The date of this Proxy Statement is December 20, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

    We do not expect any matters not listed in the Proxy Statement to come before this Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, which would include matters that the proxyholders did not know were to be presented 45 days before the anniversary of last year's proxy statement.

General Information

    Certain Financial Information.  The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 is enclosed with this Proxy Statement.

    Voting Securities.  Only stockholders of record as of the close of business on December 14, 2001 (the "Record Date") will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 25,213,351 shares of the Company issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote on the proposals presented in this Proxy Statement for each share of the stock held and one vote for each director to be elected. There is no cumulative voting in connection with the election of directors.

    Quorum.  The required quorum for transacting business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    Abstentions.  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    Broker Non-Votes.  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for transacting business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan).

    Solicitation of Proxies.  The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses. The Company may use the services of its officers, directors and others to solicit proxies personally or by telephone, facsimile or electronic mail, without additional compensation. The Company has also retained Morrow & Co., Inc. to assist in obtaining proxies for the Annual Meeting from brokers, nominees of stockholders and institutional investors. The estimated fee for such services, which is not contingent upon the outcome of the voting, is $7,500 plus out-of-pocket expenses.

    Voting of Proxies.  All valid proxies received prior to the meeting will be voted. All shares presented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be vote FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See "Transaction of Other Business." A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    The Company's nominees for election at the Annual Meeting of Stockholders to Class 3 of the Board of Directors are Albert E. Sisto and Edmund P. Jensen (the "Nominees"). Messrs. Sisto and Jensen presently are Class 3 directors of the Company. The Company expects each of the Nominees to be available to serve as a director. If, however, either of the Nominees is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board of Directors may designate.

    The Company's Certificate of Incorporation and Bylaws provide for a classified Board of Directors consisting of two Class 1 directors (Messrs. Huang and Morris), two Class 2 directors (Messrs. Elgamal and Sun) and two Class 3 directors (Messrs. Sisto and Jensen). The Class 1, 2 and 3 directors serve staggered three-year terms. A stockholder may not cast votes for more than two nominees. The two Class 3 directors to be elected at the 2002 Annual Meeting of Stockholders will be elected to hold office until the Annual Meeting of Stockholders in 2005 and until their successors have been elected and qualified.

    Nominees and Other Directors.  The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company. Each nominee is currently serving as a director of the Company. The directors whose names are followed by an asterisk (*) are members of the Audit Committee or the Compensation Committee, or both.

Director Name	Age	Director Since	Position and Current Offices with the Company
Taher Elgamal*	46	2000	Director
George C. Huang*	59	1998	Director; Vice Chairman
Edmund P. Jensen*	64	2000	Director
Anthony P. Morris*	55	1993	Director
Albert E. Sisto	52	1999	Director; Chairman; President and Chief Executive Officer
Anthony Sun*	49	1998	Director

    Dr. Elgamal was appointed to the Board in January 2000. He is the founder, President, Chief Executive Officer and a director of Securify, Inc. Prior to founding Securify in 1998, Dr. Elgamal held the position of Chief Scientist of Netscape Communications Corp. from 1995 to 1998, where he pioneered Internet security technologies. From 1993 to 1995, Dr. Elgamal was Vice President of Advanced Technologies at UKI Electric. From 1991 to 1993, Dr. Elgamal was the Director of Engineering at RSA Security, Inc. where he produced the RSA cryptographic toolkits. Dr. Elgamal also serves on the Boards of Directors of RSA Security, Inc., hi/fn, Inc. and ValiCert, Inc.

    Dr. Huang was appointed to the Board in November 1998 and was elected to serve as Vice Chairman. From September 1998 to September 2000, Dr. Huang served as the Company's Senior Vice President for Strategic Planning. He served as Chairman of the Board of Directors, President and Chief Executive Officer of Award Software International, Inc. ("Award") from July 1993 until Award merged with the Company in September 1998. Dr. Huang is Chairman of the Board of Directors of GCH Systems, Inc. ("GCH"), and from January 1984 until November 1994, also served as Chief Executive Officer of GCH. From February 1987 to the present, Dr. Huang has served as a director of GCH-SunSystems Company Ltd., a subsidiary of GCH. From January 1990 to May 1996, Dr. Huang served as a director of Fidelity Venture Capital Corporation, a shareholder of GCH and Award.

    Mr. Jensen was appointed to the Board in January 2000. From 1994 to 1999 he served as President and CEO of Visa International. From 1974 to 1994, Mr. Jensen held a variety of positions with US Bancorp, most recently as President. Previously, Mr. Jensen served as Group Vice President of National Industries and was Director of Financial Planning and Analysis at Technicolor Motion Picture Corporation. Mr. Jensen also served in the U.S. Army, where his last rank was Captain. Mr. Jensen is a director of Corillian Corporation and Trintech Group, plc.

    Mr. Morris has served as a director of the Company since 1993. Mr. Morris is a principal of Morris & Associates, a management consulting and financial advisory firm he founded in 1987. He is also an investor in a number of private technology companies.

    Mr. Sisto joined the Company as President and Chief Executive Officer and was appointed to the Board in June 1999. He was formerly Chief Operating Officer of RSA Security, Inc. from 1997 to 1999. He served as President, Chairman and CEO of DocuMagix from 1994 to 1997. From 1989 to 1994 Mr. Sisto was the President and CEO of PixelCraft, Inc. Mr. Sisto also is Chairman of the Board of Directors of inSilicon Corporation, and serves as a director of hi/fn, Inc. and of Tekgraf, Inc.

    Mr. Sun was appointed to the Board in 1998. From 1979 to the present, Mr. Sun has been a general partner at Venrock Associates, a venture capital firm. Previously, Mr. Sun was employed by Hewlett Packard, TRW and Caere Corporation. Mr. Sun served as director of Award from October 1995 until Award merged with the Company in September 1998. Mr. Sun is a director of Cognex Corporation and of Komag, Inc.

Meetings and Committees of the Board of Directors

    During the fiscal year ended September 30, 2001 (the "Last Fiscal Year"), the Board of Directors held a total of four regularly scheduled meetings, four special meetings and took additional actions by written consent. During fiscal year 2001, Messrs. Elgamal, Huang, Jensen, Morris, Sisto and Sun each attended at least 75% of the aggregate number of meetings of the Board of Directors held during the year and of the total number of meetings held by all committees of the Board of Directors on which he served during the Last Fiscal Year.

    The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

    During the Last Fiscal Year, the Audit Committee, which consists of Messrs. Jensen, Morris and Huang, met six times. The Audit Committee makes recommendations to the Board regarding appointment of the Company's independent auditors, confers with the Company's independent auditors regarding the scope and the results of the audit of the Company's consolidated financial statements and reports the same to the Board of Directors, and establishes and monitors policy relative to non-audit services provided by the independent auditors, approves services rendered by such auditors, reviews the activities and recommendations of the Company's internal audit staff, and reviews and evaluates the Company's accounting systems, financial controls and financial personnel. For additional information concerning the Audit Committee, see "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS".

    During the Last Fiscal Year, the Compensation Committee, which consists of Messrs. Sun, Elgamal and Morris, met twice and took additional actions by written consent. The Compensation Committee reviews salaries and other compensation arrangements for officers and other key employees of the Company, reviews the administration of the Company's stock option and stock purchase plans, and advises the Board on general aspects of the Company's compensation and benefit policies. For additional information concerning the Compensation Committee, see "Compensation Committee Interlocks and Insider Participation" and "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION".

Compensation of Directors

    Members of the Board who are not employees of the Company are paid an annual retainer of $10,000, a fee of $1,000 for each meeting of the Board of Directors they attend in person, a fee of $500 for each telephonic meeting of the Board of Directors that they attend, a fee of $500 for each Committee meeting they attend in person and a fee of $375 for each telephonic Committee meeting that they attend. In addition, non-employee Directors who reside outside of the local area receive reimbursement of travel expenses.

    Outside Directors have received options to purchase Common Stock pursuant to the Company's 1994, 1996, 1997, 1998 and 1999 Stock Plans and currently receive options under the 1999 Director Option Plan. The actual number of shares to be subject to the options granted for Board and committee service is established by the Plan. In September 1999, the Board changed its stock grants to non-employee Directors to include an initial grant of 40,000 shares for new non-employee Directors and to grant options of 15,000 shares on each subsequent anniversary of each non-employee Director's tenure on the Board. Board member options vest and become exercisable for 100% of the shares on the date of grant and have a term of ten years. During the Last Fiscal Year, the Company granted stock options for 15,000 shares to each of Messrs. Elgamal, Huang, Jensen and Sun, and 44,000 shares to Mr. Morris, in each case having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

Required Vote

    If a quorum is present, Directors shall be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF MESSRS. SISTO AND JENSEN

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENTS TO THE 1999 STOCK PLAN

    On November 13, 1998, the Board of Directors adopted the 1999 Stock Plan (the "Plan") and reserved 1,100,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. In January 1999, the stockholders approved the Plan. In November 1999, the Board of Directors amended the Plan to increase the shares reserved by 700,000 shares (the "1999 Amendment"). In February 2000, the stockholders approved the 1999 Amendment. In October 2000, a total of 1,010,000 shares were reserved but unissued under the Company's 1997 Non-Qualified Stock Plan and 1998 Stock Plan (the "1997 and 1998 Plans"). The Board determined not to grant any further options under the 1997 and 1998 Plans, but instead increase the number of shares reserved for issuance under the Plan by 1,860,000. Accordingly, in October 2000, the Board amended the Plan to increase the shares reserved for issuance by (i) the 1,010,000 shares previously authorized and reserved but unissued under the 1997 and 1998 Plans and (ii) 850,000 additional new shares (the "2000 Plan Amendment"). In February 2001, the stockholders approved the 2000 Plan Amendment. In November 2001, 982,793 shares were reserved but unissued under various prior Company stock option plans (the "Prior Plans"). The Board determined not to grant any further options under the Prior Plans, but instead increase the number of shares reserved for issuance under the Plan by 1,800,000. Accordingly, in November 2001, the Board amended the Plan to increase the shares reserved for issuance by (i) the 982,793 shares previously authorized and reserved but unissued under the Prior Plans and (ii) 817,207 additional new shares (the "2001 Plan Amendment").

Proposal

    At the Meeting, the stockholders are being asked to approve an amendment to increase the number of shares reserved under the Plan by 1,800,000 shares. The total of 1,800,000 shares for which stockholder approval is sought is the sum of (i) the 982,793 shares previously authorized and reserved but unissued under the Prior Plans and reserved by the Board in November 2001 for issuance under the Plan, and (ii) the increase of 817,207 additional new shares reserved by the Board in November 2001 for issuance under the Plan.

1999 Stock Plan Option Grants to Officers and Directors

    As of November 30, 2001, 504,864 shares had been issued upon exercise of options granted under the Plan, options to purchase 4,605,652 shares were outstanding (1,450,516 of which are subject to stockholder approval) and 349,484 shares remained available for future grant, assuming stockholder approval. The following table sets forth information with respect to the stock options granted to the Chief Executive Officer and the executive officers included in the Summary Compensation Table in the "EXECUTIVE COMPENSATION" section (collectively, the "Named Executive Officers"), all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group under the Plan as of November 30, 2001.

Name/Position	Number of Shares Subject to Options Granted under the 1999 Stock Option Plan	Weighted Average Exercise Price Per Share
Albert E. Sisto, President and Chief Executive Officer	745,000	$10.5442
David A. Everett, Sr. Vice President	208,000	$10.9980
John M. Greeley, Sr. Vice President, Finance and Chief Financial Officer	282,000	$13.6638
Linda V. Moore, Vice President, General Counsel and Secretary	149,000	$11.6530
Steven Chan, Vice President, OS & Tools	102,000	$11.9181
All current executive officers as a group (10 persons)	2,383,000	$11.6600
All directors who are not executive officers (5 persons)	2,500	$0.01
Nominees for Election as Directors
Albert E. Sisto	745,000	$10.5442
Edmund P. Jensen	0	0
Associates of Directors, Executive Officers or Nominees	0	0
Persons receiving 5% or more of options
granted under the 1999 Stock Plan
Albert E. Sisto	745,000	$10.5442
John M. Greeley	282,000	$13.6638
Kendall S. Larsen	239,000	$12.7329
All employees and consultants (including all current officers who are not executive officers) as a group (700) persons)	2,222,652	$13.9728

Summary of the 1999 Stock Plan

    General.  The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

    Administration.  The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

    Eligibility; Limitations.  Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants and any parent or subsidiary of the Company. Incentive stock options may only be granted to employees. The Administrator, in its discretion, selects the employees, directors, and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock shall be granted, and the number of shares subject to each such grant.

    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 125,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 125,000 shares of Common Stock.

    Terms and Conditions of Options.  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such stock option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment of the option exercise price to be made by cash, check, promissory note, other shares of Common Stock of the Company (having a fair market value on the date of exercise equal to the aggregate exercise price of the options being exercised, and, in the case of shares acquired upon the exercise of an option, having been owned by the optionee for more than six months), consideration received under a cashless exercise plan implemented in connection with the Plan, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be not more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) Termination of Employment or Consulting Relationship. If an optionee's employment or consulting relationship terminates for any reason other than death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally 90 days past termination) or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such expiration, the optionee may exercise all or part of his or her option at any time before expiration.

    (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in her or her notice of grant (normally 12 months after death or disability) or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     (f) Nontransferability of Options. Options granted under the plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

    Stock Purchase Rights.  In the case of Stock Purchase Rights, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntarily termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    Adjustments Upon Changes in Capitalization.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    Amendment and Termination of the Plan.  The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of Directors of the Company, whichever is earlier.

Federal Income Tax Consequences

    Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to liability under the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or any loss recognized on such a premature disposition of the shares is treated as long-term or short-term capital gain or loss, depending on the holding period. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    Stock Purchase Rights.  Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

    The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights and the Company with respect to the grant and exercise of options and stock purchase rights under the Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Required Vote

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE AMENDMENT TO THE 1999 STOCK PLAN

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT TO THE 1999 DIRECTOR OPTION PLAN

    On November 10, 1999, the Board of Directors adopted the 1999 Director Option Plan (the "Director Plan") and reserved 150,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. In February 2000, the stockholders approved the Director Plan. In November 2000, the Board of Directors amended the Director Plan to increase the shares reserved by 90,000 shares (the "Amendment"). In February 2001, the stockholders approved the Amendment.

Proposal

    In November 2001, the Board of Directors amended the Director Plan to increase the shares reserved by 90,000 shares. At the Meeting, the stockholders are being asked to approve the amendment to increase the number of shares reserved under the Director Plan by 90,000 shares.

Director Plan Grants

    The following table sets forth information with respect to the stock options granted to the non-employee directors of the Company (5 persons) as of November 30, 2001. As discussed below, the executive officers of the Company and the employees of the Company are not eligible for grants under the Director Plan.

Director	Number of Shares Subject to Options Granted under the Director Option Plan	Weighted Average Exercise Price Per Share
Taher Elgamal	55,000	$16.3068
George C. Huang	30,000	$12.6063
Edmund P. Jensen	55,000	$16.3068
Anthony P. Morris	44,000	$14.3295
Anthony Sun	60,000	$12.0531

Summary of the 1999 Director Option Plan

    General.  The purpose of the Director Plan is to attract and retain the best available personnel, to provide additional incentive to the directors of the Company and to promote the success of the Company's business. Stock options will be automatically granted under the Plan.

    Eligibility; Limitations.  Stock options may be granted under the Director Plan to non-employee directors of the Company and any parent or subsidiary of the Company.

    Terms and Conditions of Options.  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) Exercise Price. The exercise price of a stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) Exercise of Option; Form of Consideration. Options granted under the Director Plan vest and become exercisable for 100% of the shares on the day of grant. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Director Plan permits payment of the option exercise price to be made by cash, check, other shares of Common Stock of the Company (having a fair market value on the date of exercise equal to the aggregate exercise price of the options being exercised, and, in the case of shares acquired upon the exercise of an option, having been owned by the optionee for more than six months), consideration received under a cashless exercise plan implemented under the Director Plan, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) Term of Option. The term of an Option may be no more than ten (10) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) Termination of Service. If an optionee's service as an Outside Director terminates for any reason other than death or disability, then all options held by the optionee under the Director Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally ninety days past termination) or (ii) the expiration date of such option.

    (e) Death or Disability. If an optionee's service as an Outside Director terminates as a result of death or disability, then all options held by such optionee under the Director Plan expire within 12 months following termination of Outside Director's service. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

     (f) Nontransferability of Options. Options granted under the Director Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Administrator.

    Adjustments Upon Changes in Capitalization.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Director Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Director Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options will terminate.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option may be assumed by an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the option is fully exercisable for thirty (30) days from the date of such notice and the option terminates upon expiration of such period.

    Amendment and Termination of the Plan.  The Board may amend, alter, suspend or terminate the Director Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Director Plan to the extent necessary to comply with Section 162(m) of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Director Plan without the written consent of the optionee. Unless terminated earlier, the Director Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

Federal Income Tax Consequences

    Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the Director Plan. It does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside.

Required Vote

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 DIRECTOR OPTION PLAN

PROPOSAL NO. 4

APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN

    In November 2001, the Board of Directors adopted the 2001 Employee Stock Purchase Plan (the "2001 ESPP") and reserved 200,000 shares of Common Stock for issuance thereunder, subject to stockholder approval. The 2001 ESPP will replace the Amended and Restated 1991 Employee Stock Purchase Plan (the "1991 ESPP"), which will terminate in February 2002 in accordance with its terms. At the Meeting, stockholders are being asked to approve the adoption of the 2001 ESPP and the reservation of 200,000 shares for issuance under the 2001 ESPP.

Summary of the 2001 ESPP

    The full text of the 2001 ESPP is attached as Exhibit A. The 2001 ESPP generally will be implemented by two six-month offering periods each year commencing on June 1 and December 1, or at such other time or times as may be determined by the Board of Directors. The first offering period begins on March 1, 2002 and ends on May 31, 2002. The 2001 ESPP is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

Purpose

    The purpose of the 2001 ESPP is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions.

Administration

    The 2001 ESPP is to be administered by the Board of Directors of the Company or a committee appointed by the Board (the "Administrator"). At the present time, the 2001 ESPP is administered by the Compensation Committee. All questions of interpretation or application of the 2001 ESPP are determined by the Administrator.

Eligibility and Participation

    Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by the Company as of the first business day of each offering period of the plan (the "Offering Date") are eligible to participate in an offering under the 2001 ESPP, subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the 2001 ESPP. No employee shall be granted an option under the 2001 ESPP if (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total voting power or value of all classes of stock of the Company or its subsidiaries, or (ii) such option would permit such employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year in which such option is outstanding at any time.

    Eligible employees become participants in the 2001 ESPP by filing with the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last day (the "Purchase Date") of the offering period to which the subscription agreement is applicable, unless sooner terminated by the participant.

Grant and Exercise of Option

    At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares determined by dividing such employee's payroll deductions accumulated prior to the end of the offering period and retained in the participant's account as of the end of the offering period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the beginning of the offering period or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the last day of the offering period; provided that in no event shall a participant be permitted to purchase on any purchase date more than twice the number of shares the participant could have purchased if the price were 85% of the price at the beginning of the offering period, and provided further that such purchases shall be subject to the limitations set forth below. The Company may make a pro rata reduction in the number of shares subject to options if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the 2001 ESPP. Unless an employee withdraws his or her participation in the 2001 ESPP by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee's option for the purchase of shares will be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

    During his or her lifetime, a participant's option to purchase shares under the 2001 ESPP is exercisable only by him or her. However, a participant may file a written designation of a beneficiary who is (i) to receive any shares and cash, if any, from the participant's account under the 2001 ESPP in the event of such participant's death subsequent to the end of an offering period but prior to delivery to him or her of such shares and cash, and (ii) to receive any cash from the participant's account under the 2001 ESPP in the event of such participant's death prior to the Purchase Date of the offering period.

Purchase Price

    The purchase price per share at which shares are sold to participating employees under the 2001 ESPP is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted at the commencement of the offering period, and (ii) 85% of the fair market value per share of the Common Stock at the time the option is exercised on the applicable Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Board of Directors and will generally be based upon the last reported sales price of the Common Stock on the Nasdaq National Market.

Payroll Deductions

    The purchase price of the shares to be acquired under the 2001 ESPP is accumulated by payroll deductions during the offering period. The deductions may not be less than 2% or more than 10% of a participant's aggregate compensation during the offering period (or may be based on a dollar amount not less than $5 per pay period). A participant may discontinue his or her participation in the 2001 ESPP or, on one occasion only during an offering period, may decrease his or her rate of payroll deductions. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall continue until his or her participation is terminated as provided in the 2001 ESPP.

Termination of Employment

    Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her option and his or her participation in the 2001 ESPP immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the 2001 ESPP.

Adjustments Upon Changes in Capitalization

    In the event any change is made in the Company's capitalization in the middle of an offering period, such as a stock split, stock dividend, combination or reclassification, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the 2001 ESPP.

    In the event of a proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the 2001 ESPP shall be assumed be assumed or an equivalent substitute option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator elects to shorten the offering period then in progress by setting a new Purchase Date and notifying the optionees of the change in their Purchase Date.

Amendment and Termination of the Plan

    The Board of Directors may at any time amend or terminate the 2001 ESPP without the approval of the stockholders, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the 2001 ESPP without approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the 2001 ESPP or change the class of employees eligible to participate in the 2001 ESPP.

    The 2001 ESPP shall expire in 2011 unless sooner terminated by the Administrator, provided that any options then outstanding under the 2001 ESPP shall remain outstanding until they expire by their terms.

Tax Information

    The 2001 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2001 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period or more than one year after the Purchase Date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year after the Purchase Date. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction except to the extent of ordinary income recognized by the participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 2001 ESPP. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Required Vote

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP to continue to serve as the Company's independent auditors for the fiscal year ending September 30, 2002 and is asking stockholders to ratify this appointment. In the event the ratification of the stockholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

    Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

Required Vote

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
THE FISCAL YEAR ENDING SEPTEMBER 30, 2002

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of November 30, 2001 with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and director-nominee of the Company, (iii) the Named Executive Officers, and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
AXA Financial, Inc. (2)	2,067,891	8.2%
Alliance Capital Management, L.P.
1345 Avenue of the Americas
New York, New York 10105
George C. Huang (3),(8)	958,959	3.8%
Taher Elgamal (8)	55,000	*
Anthony Sun (4),(8)	92,975	*
Edmund P. Jensen (8)	55,000	*
Albert E. Sisto (5),(8)	385,500	1.5%
Anthony P. Morris (6),(8)	92,000	*
David A. Everett (7),(8)	155,622	*
John M. Greeley (8)	79,562	*
Linda V. Moore (7),(8)	41,212	*
Steven Chan (7),(8)	45,084	*
All current directors and executive officers as a
group (14 persons) (8)	2,005,603	7.95%

*
Ownership is less than 1%

(1)
In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after November 30, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on information provided contained in Schedule 13G filed on February 12, 2001 with the Securities and Exchange Commission by AXA Financial, Inc. on behalf of the affiliated entities named therein with respect to shares owned as of December 31, 2000 by such entities.

(3)
Includes (i) 4,623 shares owned by Dr. Huang; (ii) 18,040 shares held by Dwight S. Huang, Dr. Huang's son, (iii) 84,884 shares held by the George C. Huang and Margaret J. Huang Charitable Foundation and (iv) 488,122 shares held by the Huang Living Trust. Dr. Huang disclaims beneficial ownership of shares held by his son.

(4)
Includes 32,975 shares owned by Mr. Sun.

(5)
Includes 1,750 shares held in trust for Mr. Sisto's minor son.

(6)
Includes 5,000 shares owned by Mr. Morris and 5,000 shares held in a custodial account by his spouse for his minor daughters. Mr. Morris disclaims beneficial ownership of the shares held in the custodial account.

(7)
Includes 4,099, 1,334 and 587 shares held, respectively, by Messrs. Everett and Chan and Ms. Moore, in the Company's 1991 Employee Stock Purchase Plan.

(8)
Includes an aggregate of 1,314,540 shares as to which the named persons could acquire beneficial ownership at or within 60 days after November 30, 2001. As to each named person, such amounts are as follows: Mr. Sisto—383,750; Dr. Huang—363,290; Mr. Elgamal—55,000; Mr. Jensen—55,000; Mr. Morris—82,000; Mr. Sun—60,000; Mr. Everett—151,563; Mr. Greeley—79,562; Ms. Moore—40,625; and Mr. Chan—43,750.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of (i) the Chief Executive Officer of the Company, and (ii) the four other most highly compensated executive officers of the Company (based on salary plus bonus for the Last Fiscal Year) who were serving as such at the end of the Last Fiscal Year:

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position
	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options(#)	Awards All Other Compensation($)
Albert E. Sisto President and Chief Executive Officer	2001 2000 1999	400,000 350,000 107,386	$193,348 43,750 —	— — —	150,000 15,000 20,000(1) 530,000	— — —
David A. Everett Sr. Vice President	2001 2000 1999	260,000 215,625 97,500	140,110 46,795 50,031	— — —	54,000 4,000 225,000	3,300(2) 3,262(2) 738(2)
John M. Greeley Sr. Vice President, Finance and Chief Financial Officer	2001 2000 1999	237,500 96,532 —	62,363 — —	— — —	4,000 178,000 —	3,525(2) — —
Linda V. Moore Vice President, General Counsel and Secretary	2001 2000 1999	217,500 147,462 —	49,169 — —	— — —	52,000 52,000 —	3,000(2) 3,000(2) —
Steven Chan Vice President, OS & Tools	2001 2000 1999	225,000 183,307 —	21,000 55,437 —	— — —	52,000 — 50,000	3,150(2) 3,000(2) —

(1)
Option grant for the specified number of shares of common stock of inSilicon Corporation ("inSilicon"), a majority-owned subsidiary of the Company.

(2)
Includes the sum contributed by the Company to the named individual's 401(k) account.

A. Stock Options Granted by the Company

    The following tables set forth the stock options granted to each of the Named Executive Officers under the Company's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended September 30, 2001. Mr. Sisto received a stock option grant from inSilicon that is separately reflected in the table "Stock Options Granted by inSilicon in Fiscal Year 2001".

1. Option Grants by the Company in Fiscal Year 2001

	Number of Securities Underlying Options(1)				Potential Realizable Value(3)
Name		% of Total Grants	Exercise Price(2)	Expiration Date
					@ 0%	@ 5%	@ 10%
Albert E. Sisto	30,000 120,000	0.0147 0.0588	$0.01 $13.125	10/18/2010 10/18/2010	$393,450.00 —	$641,077.26 $990,509.04	$1,020,986.09 $2,510,144.37
David A. Everett	4,000 50,000	0.0020 0.0245	$0.01 $13.125	10/18/2010 10/18/2010	$52,460.00 —	$85,476.97 $412,712.10	$136,131.48 $1,045,893.49
John M. Greeley	4,000	0.0020	$0.01	10/18/2010	$52,460.00	$85,476.97	$136,131.48
Linda V. Moore	2,000 50,000	0.0010 0.0245	$0.01 $13.125	10/18/2010 10/18/2010	$26,230.00 —	$42,738.48 $412,712.10	$68,065.74 $1,045,893.49
Steven Chan	2,000	0.0010	$0.01	10/18/2010	26,230.00	$42,738.48	$68,065.74
	50,000	0.0245	$13.125	10/18/2010	—	$412,712.10	$1,045,893.49

(1)
All of the options reflected in the above table are subject to the terms of the Company's 1999 Stock Plan and are exercisable only as they vest.

(2)
The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3)
These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

2.  Aggregated Option Exercises in Fiscal 2001
And Fiscal Year-End Option Values
With Respect to Option Grants by the Company

			Number of Securities Underlying Unexercised Options at FY End (#)(2)		Value of Unexercised In-the-Money Options at FY End ($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Albert E. Sisto	0	$0.00	335,625	359,375	$(208,518.75)	$(226,081.25)
David A. Everett	4,000	$68,560.00	131,251	147,749	$(20,670.35)	$(105,999.66)
John M. Greeley	0	$0.00	57,688	124,312	$(344,279.36)	$(783,455.64)
Linda V. Moore	2,000	$37,067.50	31,250	70,750	$(104,921.88)	$(203,288.13)
Steven Chan	0	$0.00	34,376	67,624	$(57,954.28)	$(134,630.72)

(1)
These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2)
These options were granted on various dates during fiscal years 1999 through 2001.

(3)
These amounts represent the difference between the exercise price of the stock options and the closing price of $10.03 of Phoenix Common Stock on September 28, 2001 for all options held by each Named Executive Officer.

B.  Stock Options Granted by inSilicon

    The following tables set forth the stock options granted to each of the Named Executive Officers under inSilicon's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended September 30, 2001:

1.  Option Grants by inSilicon in Fiscal Year 2001

					Potential Realizable Value(3)
Name	Number of Options(1)	% of Total Grants	Exercise Price(2)	Expiration Date	@ 0%	@ 5%	@ 10%
Albert E. Sisto	7,500	0.0029	$6.2500	02/07/11	—	$29,479.44	$74,706.68
David A. Everett	0	0	—	—	—	—	—
John M. Greeley	0	0	—	—	—	—	—
Linda V. Moore	0	0	—	—	—	—	—
Steven Chan	0	0	—	—	—	—	—

(1)
All of the stock options reflected in the above table are subject to the terms of the inSilicon 1999 Stock Plan and are exercisable only as they vest. The options granted vest and become exercisable as of the date of grant, provided the optionee continues to be employed by or serve as a director of the Company.

(2)
All options were granted at an exercise price equal to the fair market value of inSilicon's common stock on the date of grant. The exercise price may be paid in cash, in shares of the inSilicon common stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3)
These columns reflect the potential realizable value of each grant assuming the market value of inSilicon's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

2.  Aggregated Option Exercises in Fiscal 2001
And Fiscal Year-End Option Values
With Respect to Option Grants by inSilicon

			Number of Securities Underlying Unexercised Options at FY End(#)(2)		Value of Unexercised In-the-Money Options at FY End($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Albert E. Sisto	0	0	9,688	17,812	$(50,595.86)	$(87,654.14)
David A. Everett	—	—	—	—	—	—
John M. Greeley	—	—	—	—	—	—
Linda V. Moore	—	—	—	—	—	—
Steven Chan	—	—	—	—	—	—

(1)
These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2)
These options were granted on various dates during inSilicon's fiscal years 2000 and 2001.

(3)
These amounts represent the difference between the exercise price of the stock options and the closing price of $2.03 inSilicon common stock on September 28, 2001 for all options held by each Named Executive Officer.

Employment Contracts and Termination of Employment and
Change-In-Control Arrangements

    Severance/change-in-control agreements have been entered into with each of the Named Executive Officers (except Mr. Chan) in order to assure the Company of the continued services of those executives to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company. In general, each agreement provides that in the event of the termination of the Named Executive Officer's employment by the Company, for any reason other than "termination for cause", death, disability or a "change-in-control", the Company will continue to pay the Named Executive Officer for a period of one year following such termination.

    The severance amount is equal to the Named Executive Officer's salary at the annual rate then in effect. If the Named Executive Officer has not been "re-employed" at the end of the one year severance period, he or she may receive up to six months additional severance at the same rate. The additional severance will cease when the Named Executive Officer is re-employed. In addition, the Company will provide the Named Executive Officer with his or her then current health, dental, life and accidental death and dismemberment insurance benefits for a period of 18 months following such termination. Each agreement also contains a covenant not-to-compete and a covenant not to solicit employees of the Company during the one-year period in which severance benefits are being paid and for six months thereafter.

    In the event of the termination of the Named Executive Officer's employment following a "change-in-control" of the Company, and such termination is (i) by the Company for any reason other than "termination for cause" (ii) by the Named Executive Officer for "constructive discharge", the Company will pay the Named Executive Officer severance and benefits as summarized above. In addition, 50 percent of the Named Executive Officer's stock option grants will vest immediately upon termination and the balance will vest within 90 days after the termination date.

    If any of the payments to the affected Named Executive Officer are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board (the "Compensation Committee") has responsibility for setting and administering the policies that govern executive compensation for all executive officers of the Company. The Compensation Committee is composed entirely of outside directors and reports its actions to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Compensation Committee in reaching its determinations regarding the compensation of the Company's executive officers.

General Compensation Philosophy

    The Committee has approved principles for management compensation that will:

  •
  attract and retain key personnel who contribute to long-term success of the Company,

  •
  encourage the development and achievement of strategic objectives that enhance stockholder value,

  •
  promote the Company's corporate values, and

  •
  provide a compensation package that recognizes individual contributions, group achievement, and Company performance.

Compensation Methodology

    The Company strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. When establishing salaries, bonus levels and stock option awards, the Compensation Committee reviews market data, assesses the Company's competitive position and considers: (1) the Company's financial performance during the past fiscal year, (2) the individual's performance during the past fiscal year, including the promotion and the maintenance of the Company's corporate values, (3) the compensation packages of executive officers in similar positions in companies of comparable size, same geographic region or within the computer software industry, and (4) the current economic climate. With respect to executive officers other than the CEO, the Compensation Committee places considerable weight upon the recommendation of the CEO. Consideration is also given to particular objectives that the CEO or the Board wishes the executive to focus on in the coming year.

Components of Compensation

    Base Salary.  Base salaries for all executive officer positions are targeted to be competitive with the average salaries of comparable executives at technology companies of similar size and are intended to reflect consideration of an officer's experience, business judgment and role in developing and implementing overall business strategy for the Company.

    Bonuses.  Bonuses for executive officers are intended to reflect the Company's belief that a significant portion of the annual compensation of the executive should be contingent upon the performance of the Company, as well as the individual's contribution and the achievements of the executive's group, division or business unit. In evaluating the Company's performance, consideration is also given to current economic conditions. Earned bonuses are paid on an annual or quarterly basis and are based on qualitative and subjective factors, including the pre-tax profitability of the Company, business development, operational performance, earnings per share and other measures of performance appropriate to the individual executive officer.

    Long Term Incentives.  Long term incentive-based compensation for executive officers is realized through the granting of stock options. The stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest. In addition, executive officers may also be granted an incentive bonus related to growth in revenue and earnings per share as well as satisfaction of individualized performance objectives.

Compensation of Chief Executive Officer During Fiscal 2001

    Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer. The CEO's compensation program is designed to reward achievement of corporate financial goals and individual performance objectives as well as other strategic objectives, and provides the basis for the compensation program for all executives.

    In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviewed competitive information reflecting the relevant compensation data for chief executive officers of companies of comparable size within the software industry. Mr. Sisto's compensation level was determined using generally the same considerations described above.

MEMBERS OF THE COMPENSATION COMMITTEE

Taher Elgamal
Anthony P. Morris
Anthony Sun

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board (the "Audit Committee") operates pursuant to a charter approved and adopted by the Board on April 19, 2000. The Audit Committee, on behalf of the Board, oversees the Company's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements and the footnotes thereto in the Company's Fiscal Year 2001 Annual Report to Shareholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

    The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to both the quality and the acceptability of the Company's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company's independent auditors under Statement of Auditing Standards No. 61 (Communication with Audit Committees) and Statement of Auditing Standards No. 90 (Audit Committee Communications).

    The Audit Committee has reviewed the written disclosures from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence from management and the Company.

    The Audit Committee discussed with the Company's internal audit staff and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal audit staff and independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001, to be filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of Ernst & Young LLP to serve as the Company's independent auditors for Fiscal Year 2002.

    During fiscal year 2001, the Company retained its independent auditors, Ernst & Young LLP, to provide services in the following categories, for which Ernst & Young earned the amounts set forth below:

  Audit Fees

    The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the fiscal year ended September 30, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q and 10-K for that fiscal year, including fees for inSilicon Corporation, the Company's consolidated subsidiary, were approximately $333,000.

  Financial Information Systems Design and Implementation Fees

    Ernst & Young LLP did not perform, and there were no fees billed by Ernst & Young LLP for, information technology services rendered by Ernst & Young LLP for the fiscal year ended September 30, 2001.

  All Other Fees

    The aggregate fees billed for services rendered by Ernst & Young LLP, other than the services covered in "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended September 30, 2001, were approximately $464,000. The fees related primarily to SEC filings, accounting consultations and income tax advisory services.

    The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent auditor's independence, and has advised the Company that, in its opinion, the activities performed by Ernst & Young on the Company's behalf are compatible with maintaining the independence of such auditors.

MEMBERS OF THE AUDIT COMMITTEE

George C. Huang
Edmund P. Jensen
Anthony P. Morris

Certain Transactions

    Intel Corporation:  In February 2001, the Company repurchased from Intel Corporation an outstanding warrant, pursuant to the terms of which Intel was entitled to purchase 1,073,965 shares of the Company's Common Stock for approximately $2.9 million.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes of ownership of the Company's Common Stock and other equity securities. Executive officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Acting pursuant to a power of attorney granted by each director and executive officer, the Company undertakes on behalf of such individuals the filing of reports to be filed with the SEC, except Mr. Sun. To the Company's knowledge, based solely on review of the copies of such reports (i) filed by the Company on behalf of such directors and officers and (ii) furnished to the Company by Mr. Sun and 10% beneficial owners during, and with respect to, its most recent fiscal year and written representations that no other reports were required, the Company believes the filing requirements of Section 16(a) applicable to its executive officers, directors and 10% beneficial owners were satisfied, except that the Company failed to timely file reports on behalf of the individuals listed in this paragraph as follows: Mr. Anthony Morris's June 17, 2001 option grant for 15,000 shares was not timely reported on a Form 4 during Fiscal Year 2001, but was subsequently reported after the close of the fiscal year, and a May 1, 2001 option grant to Mr. Alan McCann for 50,000 shares was not timely reported on Form 4 during Fiscal Year 2001, but a Form 5 with respect to the shares has since been filed.

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee of the Company's Board of Directors during the Last Fiscal Year were Messrs. Elgamal, Morris and Sun, all of whom are non-employee directors. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPANY STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 1996 to September 30, 2001 with the cumulative total return on the Standard and Poor's 500 and the Standard and Poor's Computer Software and Services market indices over the same period, assuming the investment of $100 in the Company's Common Stock and in each of the indices on September 30, 1996 and the reinvestment of all dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
Among Phoenix Technologies Ltd., the Standard & Poor's 500 Index
and the Standard & Poor's Computer Software & Services Index

*
$100 INVESTED ON 9/30/1996 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

Deadline For Submission of Stockholder Proposals

    Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in San Jose, California, not later than August 21, 2002 for inclusion in the proxy statement for that meeting.

By Order of the Board of Directors
Linda V. Moore, Secretary

San Jose, California
December 20, 2001

EXHIBIT A

PHOENIX TECHNOLOGIES LTD.
2001 EMPLOYEE STOCK PURCHASE PLAN

Dated November 16, 2001

1.
ESTABLISHMENT OF PLAN.  Phoenix Technologies Ltd., a Delaware corporation (the "COMPANY"), proposes to grant options for purchase of the Company's Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2001 Employee Stock Purchase Plan ("PLAN"). For purposes of this Plan, "PARENT CORPORATION" and "SUBSIDIARY" (collectively, "SUBSIDIARIES") shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "CODE"). The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 200,000 shares of the Company's Common Stock are reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan.

2.
PURPOSE.  The purpose of this Plan is to provide employees of the Company and Subsidiaries designated by the Board of Directors of the Company (the "BOARD") as eligible to participate in this Plan with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees' sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3.
ADMINISTRATION.  This Plan shall be administered by a committee appointed by the Board (the "COMMITTEE") consisting of at least two (2) members of the Board, each of whom is a Disinterested Person as defined in Rule 16b-3(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). As used in this Plan, references to the "Committee" shall mean either such committee or the Board if no committee has been established. Board members who are not Disinterested Persons may not vote on any matters affecting the administration of this Plan, but any such member may be counted for determining the existence of a quorum at any meeting of the Board. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4.
ELIGIBILITY.  Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a)
employees who are not employed by the Company or Subsidiaries before the beginning of such Offering Period;

(b)
employees who are customarily employed for less than twenty (20) hours per week;

(c)
employees who are customarily employed for less than five (5) months in a calendar year;

(d)
employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all

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    classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

5.
OFFERING DATES.  The offering periods of this Plan (each, an "OFFERING PERIOD") shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee,

(a)
Offering Periods shall commence each June 1 and December 1 of each calendar year, with the first Offering Period beginning March 1, 2002 and

(b)
each Offering Period shall consist of one (1) six-month purchase period (individually, a "Purchase Period") during which payroll deductions of the participants are accumulated under this Plan.

The first business day of each Offering Period is referred to as the "OFFERING DATE". The last business day of each Purchase Period is referred to as the "PURCHASE DATE". The Board shall have the power to change the duration of Offering Periods or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected.

6.
PARTICIPATION IN THIS PLAN.  Eligible employees may become participants in an Offering Period under this Plan on the first Offering Date after satisfying the eligibility requirements by delivering a subscription agreement to the Company's Stock Administration Department or any other department designated by the Stock Administration Department or an officer of the Company ("STOCK ADMINISTRATION") not later than the last day of the month before such Offering Date unless a later time for filing the subscription agreement authorizing payroll deductions is set by the Board for all eligible employees with respect to a given Offering Period. An eligible employee who does not deliver a subscription agreement to Stock Administration by such date after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by filing a subscription agreement with Stock Administration not later than the last day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreement in order to continue participation in this Plan, unless such participant withdraws from this Plan.

7.
GRANT OF OPTION ON ENROLLMENT.  Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing

(a)
the amount accumulated in such employee's payroll deduction account during such Purchase Period by

(b)
the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date (but in no event less than the par value of a share of the Company's Common Stock), or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company's Common Stock);

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PROVIDED, HOWEVER, that the number of shares of the Company's Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to the applicable Offering Period, or (b) the maximum number of shares which may be purchased pursuant to Section 10(b) below with respect to the applicable Offering Period. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 8 hereof.

8.
PURCHASE PRICE.  The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of

(a)
the fair market value on the Offering Date; or

(b)
the fair market value on the Purchase Date;

PROVIDED, HOWEVER, that in no event may the purchase price per share of the Company's Common Stock be below the par value per share of the Company's Common Stock. For purposes of this Plan, the term "fair market value" on a given date shall mean the closing price of the Company's Common Stock as reported on a stock exchange or on the NASDAQ National Market System on the applicable date (or the average closing price over the number of consecutive trading days preceding such date as the Board shall deem appropriate. If the Company's stock is not reported on such exchange or such system or if there is no public market for the Company's Common Stock, the fair market value of the Company's Common Stock shall be as determined by the Board in its sole discretion, exercised in good faith.

9.
PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS—ISSUANCE OF SHARES.

(a)
The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made either (i) as a specified dollar amount per pay period, but not less than $5.00 per pay period and not greater than an amount equal to ten percent of the participant's Compensation as of the first day of such Offering Period or (ii) a percentage of the participant's compensation in one percent (1%) increments not less than one percent (2%) and not greater than ten percent (10%) or (iii) such lower limit set by the Committee. As used herein, "COMPENSATION" shall mean all base salary, wages, commissions, and overtime, and draws against commissions; PROVIDED, HOWEVER, that for purposes of determining a participant's compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)
A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with Stock Administration a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than fifteen (15) days after Stock Administration's receipt of the authorization (or such earlier payroll after such receipt as the Company's payroll department is able to accommodate) and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may lower the rate of payroll deductions to zero for the remainder of the Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with Stock Administration a new authorization for payroll deductions not later than the last day of the month before the beginning of such Offering Period. A participant who has decreased the rate of withholding to zero will be deemed to

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    have withdrawn from the Plan effective at the beginning of the Offering Period after the one in which the rate of withholding was reduced to zero and must file a new authorization for payroll deductions not later than the last day of the month before the beginning of the next Offering Period in which the participant wishes to participate.

  (c)
  All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

  (d)
  On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted to Stock Administration a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant's account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a participant's account after such purchase of shares shall be refunded to such participant in cash, without interest. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

  (e)
  As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant of a certificate representing the shares purchased upon exercise of his option.

  (f)
  During a participant's lifetime, such participant's option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under this Plan will be registered in the name of the participant or in the name of the participant and his or her spouse or in the name of any stock brokerage or other firm with whom the Company has established an account for the participant for the automatic deposit of shares purchased under this Plan.

10.
LIMITATIONS ON SHARES TO BE PURCHASED.

(a)
No employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.

(b)
No more than two hundred percent (200%) of the number of shares determined by using eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(c)
No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty (30) days prior to the commencement of any Offering Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the "MAXIMUM SHARE AMOUNT"). In no event shall the Maximum Share

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    Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

  (d)
  If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant's option to each participant affected thereby.

  (e)
  Any payroll deductions accumulated in a participant's account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

11.
WITHDRAWAL.

(a)
Each participant may withdraw from an Offering Period under this Plan by signing and delivering to Stock Administration a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b)
Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any subsequent Offering Period by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in this Plan.

12.
TERMINATION OF EMPLOYMENT.  Termination of a participant's employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; PROVIDED that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.
RETURN OF PAYROLL DEDUCTIONS.  In the event a participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant all payroll deductions credited to such participant's account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14.
CAPITAL CHANGES.

(a)
Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the

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    number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"; and PROVIDED FURTHER, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

  (b)
  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under this Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger, consolidation or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

  (c)
  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; PROVIDED, that the price per share of Common Stock shall not be reduced below its par value per share.

15.
NONASSIGNABILITY.  Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.
REPORTS.  Individual accounts will be maintained for each participant in this Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17.
NOTICE OF DISPOSITION.  Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on

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  which such shares were purchased (the "NOTICE PERIOD"). The Company may require that, unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.
NO RIGHTS TO CONTINUED EMPLOYMENT.  Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee's employment.

19.
EQUAL RIGHTS AND PRIVILEGES.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20.
NOTICES.  All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.
TERM; STOCKHOLDER APPROVAL.  This Plan has been approved and adopted by the Board. Any changes to the Plan which materially increase the benefits hereunder will not be effective until approved by the stockholders of the Company, in any manner permitted by applicable corporate law (including Rule 16b-3 of the rules promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

22.
DESIGNATION OF BENEFICIARY.

(a)
A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under this Plan in the event of such participant's death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under this Plan in the event of such participant's death prior to a Purchase Date.

(b)
Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.
CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.  Shares shall not be issued with respect to an option unless the exercise of such option and

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  the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.
APPLICABLE LAW.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25.
AMENDMENT OR TERMINATION OF THIS PLAN.  The Board may at any time amend, terminate or the extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; (b) change the designation of the employees (or class of employees) eligible for participation in this Plan; or (c) constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

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DETACH HERE

PROXY

PHOENIX TECHNOLOGIES LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints John M. Greeley and Linda V. Moore, and each of them, with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on February 5, 2002 at the offices of the Company located at 411 East Plumeria Drive, San Jose, California, at 10:00 a.m., California time, and at any and all adjournments of that meeting.

    THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF MESSRS. SISTO AND JENSEN AND FOR PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THAT MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

/x/
Please mark
votes as in
this example.

1.	To elect the following to the Board of Directors as Class 3 Directors.
	FOR / /	WITHHELD / /
(01) Albert E. Sisto
	FOR / /	WITHHELD / /
(02) Edmund P. Jensen
OTHER

2.	To approve the amendment to the 1999 Stock Plan.
	FOR / /	AGAINST / /	ABSTAIN / /
3.	To approve the amendment to the 1999 Director Stock Plan.
	FOR / /	AGAINST / /	ABSTAIN / /
4.	To approve the 2001 Employee Stock Purchase Plan.
	FOR / /	AGAINST / /	ABSTAIN / /
5.	To ratify the selection of Ernst &Young LLP as independent auditors for the current fiscal year.
	FOR / /	AGAINST / /	ABSTAIN / /
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Please sign exactly as name appears on stock certificates. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature:	Date:	Signature:	Date:

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE AMENDMENTS TO THE 1999 STOCK PLAN
Summary of the 1999 Stock Plan
Federal Income Tax Consequences
Required Vote
PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT TO THE 1999 DIRECTOR OPTION PLAN
Proposal
Summary of the 1999 Director Option Plan
Federal Income Tax Consequences
Required Vote
PROPOSAL NO. 4 APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN
Summary of the 2001 ESPP
Purpose
Administration
Eligibility and Participation
Grant and Exercise of Option
Purchase Price
Payroll Deductions
Termination of Employment
Adjustments Upon Changes in Capitalization
Amendment and Termination of the Plan
Tax Information
Required Vote
PROPOSAL NO. 5 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Required Vote
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
A. Stock Options Granted by the Company
1. Option Grants by the Company in Fiscal Year 2001
2. Aggregated Option Exercises in Fiscal 2001 And Fiscal Year-End Option Values With Respect to Option Grants by the Company
B. Stock Options Granted by inSilicon
1. Option Grants by inSilicon in Fiscal Year 2001
2. Aggregated Option Exercises in Fiscal 2001 And Fiscal Year-End Option Values With Respect to Option Grants by inSilicon
Employment Contracts and Termination of Employment and Change-In-Control Arrangements
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
Certain Transactions
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Compensation Committee Interlocks and Insider Participation
COMPANY STOCK PRICE PERFORMANCE
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* Among Phoenix Technologies Ltd., the Standard & Poor's 500 Index and the Standard & Poor's Computer Software & Services Index
Deadline For Submission of Stockholder Proposals
  EXHIBIT A
PHOENIX TECHNOLOGIES LTD. 2001 EMPLOYEE STOCK PURCHASE PLAN